Exhibit 99.1

Cytek Biosciences Reports Fourth Quarter and Full Year 2021 Financial Results

2021 Revenue Increased 38% Compared to Prior Year

FREMONT, Calif., Feb. 23, 2022 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights

•	Total revenue was $38.9 million for the fourth quarter and $128.0 million for the full year of 2021, representing 27% and 38% increases over the corresponding periods of 2020, respectively

•	Expanded the installed base to 1,110 instruments, with 140 instrument placements during the fourth quarter and 453 placements during the full year 2021

•	Closed the acquisition of Tonbo Biosciences’ reagents business

•	385 peer-reviewed publications in scientific journals to-date, predominantly covering subjects in infectious disease, immunology, immunotherapy, immuno-oncology, and oncology

•	Opened new facility in Fremont, California, tripling previous manufacturing capacity to meet growing global demand for cell analysis solutions

“Our team ended the year on a strong note, executing well across our business and continuing to expand our installed instrument base significantly. We are also pleased with the increased demand we are seeing for our new high-dimensional spectral sorters, which extend our cell analysis offerings,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “Through the launch of our additional cFluor reagent and reagent kits, along with the closing of the Tonbo acquisition, we have meaningfully enhanced our reagent portfolio offering, all while tripling our manufacturing capacity. We plan to continue building on our progress and providing our flow cytometry solutions to more users around the world.”

Fourth Quarter 2021 Financial Results

Total revenue for the fourth quarter of 2021 was $38.9 million, a 27% increase over the fourth quarter of 2020.

Gross profit was $23.6 million for the fourth quarter of 2021, an increase of 22% compared to a gross profit of $19.4 million in the fourth quarter of 2020. Gross profit margin was 61% in the fourth quarter of 2021 compared to 64% in the fourth quarter of 2020.

Operating expenses were $22.3 million for the fourth quarter of 2021, a 92% increase from $11.6 million in the fourth quarter of 2020. The increase was primarily due to expenses to support continued growth of the business, including costs related to operating as a public company.

Income from operations in the fourth quarter of 2021 was $1.3 million compared to $7.9 million in the fourth quarter of 2020. Net income in the fourth quarter of 2021 was $0.3 million compared to net income of $5.6 million in the fourth quarter of 2020.

Adjusted EBITDA in the fourth quarter of 2021 was $5.5 million compared to $8.4 million in the fourth quarter of 2020, after adjusting for stock-based compensation expense and other non-recurring expenses.

Full Year 2021 Financial Results

Total revenue for the year ended December 31, 2021 was $128.0 million, a 38% increase over the year ended December 31, 2020.

Gross profit was $79.1 million for the year ended December 31, 2021, an increase of 53% compared to a gross profit of $51.7 million in the year ended December 31, 2020. Gross profit margin was 62% in the year ended December 31, 2021 compared to 56% in the year ended December 31, 2020.

Operating expenses were $70.0 million for the year ended December 31, 2021, an 84% increase from $38.1 million in the year ended December 31, 2020. The increase was primarily due to expenses to support continued growth of the business, including costs related to operating as a public company.

Income from operations in the year ended December 31, 2021 was $9.2 million compared to $13.7 million in the year ended December 31, 2020. Net income in the year ended December 31, 2021 was $4.4 million compared to $19.4 million in the year ended December 31, 2020.

Adjusted EBITDA in the year ended December 31, 2021 was $17.5 million compared to $15.4 million in the year ended December 31, 2020, after adjusting for stock-based compensation expense and other non-recurring expenses.

Cash and cash equivalents were approximately $365 million as of December 31, 2021.

2022 Outlook

Cytek Biosciences expects full year 2022 revenue to be in the range of $160 million to $168 million.

Webcast Information

Cytek will host a conference call to discuss the fourth quarter 2021 financial results on Wednesday, February 23, 2022, at 2:00 pm Pacific Time / 5:00 pm Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with exquisite sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights systems, the Aurora CS cell sorter, reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe.

Other than Cytek’s Northern Lights CLC system, which is available for clinical use in China and the European Union, Cytek’s products are for research use only – not for use in diagnostic procedures or for clinical purposes.

Cytek, Tonbo Biosciences, cFluor, Full Spectrum Profiling, FSP and Northern Lights are trademarks or registered trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate Twitter account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and Twitter account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and twelve-month periods ended December 31, 2021 and December 31, 2020. Management believes that non-GAAP financial measures, including “Adjusted EBITDA” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding Cytek Biosciences’ plans to continue building on its progress and provide its flow cytometry solutions to more users around the world; and Cytek Biosciences’ manufacturing capacity and full year 2022 revenue expectations. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to market conditions; the ongoing COVID-19 pandemic; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021, Cytek Biosciences’ Annual Report on Form 10-K to be filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Carrie Mendivil/Alex Khan

Gilmartin Group LLC

investors@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Year Ended December 31,
(In thousands, except share and per share data)	2021	2020
Revenue, net:
Product	$119,519	$85,283
Service	8,431	7,556

Total revenue, net	127,950	92,839

Cost of sales:
Product	37,377	32,277
Service	11,429	8,852

Total cost of sales	48,806	41,129

Gross profit	79,144	51,710
Operating expenses:
Research and development	24,442	13,693
Sales and marketing	24,710	14,988
General and administrative	20,825	9,370

Total operating expenses	69,977	38,051

Income from operations	9,167	13,659
Other income (expense):
Interest expense	(1,741)	(333)
Interest income	49	110
Other income (expense), net	(1,527)	994

Total other income (expense), net	(3,219)	771

Income before income taxes	5,948	14,430
Provision for (benefit from) income taxes	1,505	(4,981)

Net income	$4,443	$19,411

Less: net income allocated to noncontrolling interests	(26)	—
Less: net income allocated to participating securities	(4,417)	(16,195)

Net income attributable to common stockholders, basic and diluted	$—	$3,216

Net income attributable to common stockholders per share, basic	$—	$0.11

Net income attributable to common stockholders per share diluted	$—	$0.10

Weighted-average shares used in calculating net income per share, basic	76,741,858	29,126,792

Weighted-average shares used in calculating net income per share, diluted	81,546,697	32,599,847

Comprehensive income:
Net income	$4,443	$19,411
Foreign currency translation adjustment, net of tax	832	212

Net comprehensive income	$5,275	$19,623

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$364,618	$165,231
Trade accounts receivable, net	29,760	16,990
Restricted cash	—	888
Inventories	32,171	23,018
Prepaid expenses and other current assets	5,503	2,495

Total current assets	432,052	208,622
Deferred income tax assets, noncurrent	9,249	7,378
Property and equipment, net	5,851	2,140
Goodwill	10,144	476
Intangible assets, net	4,739	274
Other noncurrent assets	1,665	1,089

Total assets	$463,700	$219,979

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	$3,034	$2,944
Legal settlement liability, current	1,463	6,253
Accrued expenses	15,251	9,048
Other current liabilities	5,331	4,626
Deferred revenue, current	7,081	3,665

Total current liabilities	32,160	26,536
Legal settlement liability, noncurrent	13,745	10,959
Deferred revenue, noncurrent	9,790	3,456
Other noncurrent liabilities	1,204	737

Total liabilities	$56,899	$41,688

Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; 10,000,000 and 87,268,694 shares authorized, zero and 87,268, 694 issued and outstanding as of December 31, 2021 and 2020, respectively; aggregate liquidation preference of zero and $199,230 as of December 31, 2021 and 2020, respectively.	—	194,319
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 1,000,000,000 and 153,329,500 authorized shares as of December 31, 2021 and 2020, respectively; 133,749,663 and 31,241,916 issued and outstanding shares as of December 31, 2021 and 2020, respectively.	126	23
Additional paid-in capital	423,625	6,491
Accumulated deficit	(18,190)	(22,607)
Accumulated other comprehensive income	897	65
Noncontrolling interest in consolidated subsidiary	343	—

Total stockholders’ equity (deficit)	$406,801	$(16,028)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$463,700	$219,979

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Year Ended December 31,
	2021	2020
(In thousands, except per share amounts)
GAAP gross profit	$79,144	$51,710
Stock-based compensation	1,508	232
Amortization of acquisition-related intangible assets	237	—

Non-GAAP gross profit	$80,889	$51,942

Non-GAAP gross profit %	63%	56%
GAAP operating expenses	$69,977	$38,051
Loss on lease exit cost	(347)	—
Acquisition related expenses	(229)	—
Stock-based compensation	(5,078)	(379)
Amortization of acquisition-related intangible assets	(90)	—

Non-GAAP operating expenses	$64,233	$37,672

GAAP income from operations	$9,167	$13,659
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	6,586	611
Amortization of acquisition-related intangible assets	327	—

Non-GAAP income from operations	$16,656	$14,270

GAAP net income	$4,443	$19,411
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	6,586	611
Amortization of acquisition-related intangible assets	327	—
Tax effect of items excluded from non-GAAP results	(215)

Non-GAAP net income	$11,717	$20,022

GAAP net income attributable to common stockholders	$—	$3,216
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	6,586	611
Amortization of acquisition-related intangible assets	327	—
Tax effect of items excluded from non-GAAP results	(215)

Non-GAAP net income attributable to common stockholders	$7,274	$3,827

GAAP net income per share to common stockholders, diluted	$—	$0.10
Loss on lease exit cost	0.004	—
Acquisition related expenses	0.003	—
Stock-based compensation per share	0.081	0.02
Amortization of acquisition-related intangible assets	0.004	—
Tax effect of items excluded from non-GAAP results	(0.003)	—

Non-GAAP net income per share to common stockholders, diluted	$0.09	$0.12

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	81,546,697	32,599,847
GAAP Net Income	$4,443	$19,411
Depreciation and Amortization	1,242	603
Provision for (Benefits from) Income Taxes	1,505	(4,981)
Interest Income	(49)	(110)
Interest Expense	1,741	333
Foreign currency exchange loss (gain), net	1,481	(463)
Loss on lease exit cost	347	—
Stock Based Compensation Expense	6,586	611
Acquisition related expenses	229	—

Adjusted EBITDA	$17,525	$15,404

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three-month Ended December 31,
	2021	2020
(In thousands)
GAAP gross profit	$23,636	$19,449
Stock-based compensation	717	125
Amortization of acquisition-related intangible assets	237	—

Non-GAAP gross profit	$24,590	$19,574

Non-GAAP gross profit %	63%	64%
GAAP operating expenses	$22,309	$11,573
Loss on lease exit cost	(347)	—
Acquisition related expenses	(229)	—
Stock-based compensation	(2,291)	(146)
Amortization of acquisition-related intangible assets	(90)	—

Non-GAAP operating expenses	$19,352	$11,427

GAAP income from operations	$1,327	$7,876
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	3,008	271
Amortization of acquisition-related intangible assets	327	—

Non-GAAP income from operations	$5,238	$8,147

GAAP net income	$251	$5,599
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	3,008	271
Amortization of acquisition-related intangible assets	327	—
Tax effect of items excluded from non-GAAP results	(215)	—

Non-GAAP net income	$3,947	$5,870

GAAP net income attributable to common stockholders	$225	$595
Loss on lease exit cost	347	—
Acquisition related expenses	229	—
Stock-based compensation	3,008	271
Amortization of acquisition-related intangible assets	327	—
Tax effect of items excluded from non-GAAP results	(215)	—

Non-GAAP net income attributable to common stockholders	$3,921	$866

GAAP Net Income	$251	$5,599
Depreciation and Amortization	685	158
Provision for (Benefits from) Income Taxes	203	2,403
Interest Income	(18)	(5)
Interest Expense	492	330
Foreign currency exchange loss (gain), net	295	(350)
Loss on lease exit cost	347	—
Stock Based Compensation Expense	3,008	271
Acquisition related expenses	229	—

Adjusted EBITDA	$5,492	$8,406